Exhibit 10.30

5000 LITER SCALE MULTI- PRODUCT SUPPLY AGREEMENT

between

LONZA BIOLOGICS PLC

and

IMCLONE SYSTEMS INCORPORATED

TABLE OF CONTENTS

ARTICLE	TITLE

1	Definitions

2	Term

3	Supply by ImClone

4	Agreement to Supply

5	Order Quantities and Ordering Procedures

6	Provision of the Services

7	Delivery and Transportation of Products; ImClone Tests

8	Steering Committee

9	Process Changes

10	Shared Manufacturing

11	Regulatory Support and Quality Assurance

12	Excess Capacity

13	Price and Terms of Payment

14	Warranties, Limitation of Liabilities, etc.

15	Limitations of Liability

16	ImClone Information, LB Information and Patent Rights

17	Termination

18	Force Majeure

19	Governing Law, Jurisdiction and Enforceability

20	Miscellaneous

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ATTACHMENTS

Attachment 1 — Final Product Specifications
Attachment 2 — Tech Transfer

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This Multi- Product SUPPLY AGREEMENT, dated as of March 17, 2005, is by and between LONZA BIOLOGICS PLC, an English corporation (“LB”), of 228 Bath Road, Slough, Berkshire SL1 4DX, England, and IMCLONE SYSTEMS INCORPORATED, a Delaware corporation (“ImClone”), of 180 Varick Street, New York, NY 10014.

W I T N E S S E T H:

WHEREAS, LB has available manufacturing capacity in the 5000 liter scale; and

WHEREAS, ImClone has desire to utilize said existing capacity;

NOW, THEREFORE, the parties hereto agree as follows:

1.             Definitions.

1.1.          In this Agreement, the following terms have the meanings set forth below:

1.1.1.       “Affiliate” means any corporation, partnership, limited liability company or other entity, which directly or indirectly controls, is controlled by or is under common control with the relevant party to this Agreement, and “control” and its correlates means the ownership of more than fifty percent (50%) of the issued voting shares, or the legal power to direct or cause the direction of the general management and policies, of the party in question.

1.1.2.       “Agreement” means this Product Supply Agreement between LB and ImClone.

1.1.3.       “Batch” means the quantity of total bulk purified Product (including samples taken during the 5000 Liter Process) which is produced as a result of the completion of one operation of the 5000 Liter Process for the

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Product in the 5000 Liter Manufacturing Suite in accordance with the Specifications and with cGMP.

1.1.4.       “Batch Price” means the sum which is payable to LB for the performance of the Services with respect to a Batch as determined pursuant to Article 13 hereto, which fee compensates LB for, among other things:

(i)            storage of the cell banks of the Cell Line during the term of this Agreement;

(ii)           preparation and maintenance of manufacturing documents for the manufacture of bulk Product;

(iii)          performance of the cell culture phase of the 5000 Liter Process;

(iv)          performance of the purification phase of the 5000 Liter Process;

(v)           analysis of Product according to the Specifications;

(vi)          review of completed Batch records; and

(vii)         the costs of operating the 5000 Liter Manufacturing Suite (including but not limited to the use and operation of all equipment and supply of utilities);

(viii)        the costs of all raw materials excluding purification resins, are included in the Batch Price set forth in Section 13.1.1.Purifcation resins shall be charged at cost to ImClone.

1.1.5.       This Section left intentionally blank.

1.1.6.       “Cell Line” means the cell line used in the manufacture of the Product then being produced, as the same may be amended from time to time in accordance with the provisions of this Agreement.

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1.1.7.       “Certificate of Analysis” means a document certifying that LB has performed certain tests specified and agreed to by both parties on each Batch of Product and containing the results of those tests and whether or not the Batch of such Product meets agreed upon specifications; and certifying that the Batch of such Product was manufactured in accordance with the approved process.

1.1.8.       “cGMP” means current Good Manufacturing Practices as promulgated under and in accordance with ICH Q7A GMP guidelines and the U.S. Federal Food, Drug and Cosmetic Act, 21CFR (Parts 210, 211, 600 and 610) and the Guide to Good Manufacturing Practices for Medicinal Products as promulgated under European Directive 91/356/EEC, as appropriate.

1.1.9.       This Section left intentionally blank.

1.1.10.     “Deliver” or “Delivery” has the meaning ascribed to it in Section 7.1.

1.1.11.     “Delivery Date” means, with respect to a particular Batch, the date of issuance of a Certificate of Analysis by LB or the date on which a given Batch of Product, conforming to the Specifications, is made available for Delivery to ImClone, EXW (ex-works) LB (NH)’s premises, whichever is later.

1.1.12.     “Effective Date” means the date of this Agreement set forth in page 1.

1.1.13.     “Fermenter Train” means two seed reactors (50L and 500L) and the production reactor (5000L).

1.1.14.     This Section left intentionally blank.

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1.1.15.     “ImClone Information” means all know-how, technical information and other information known to, controlled by or owned by ImClone or its Affiliates from time to time and not known to and at the free disposal of LB prior to its disclosure by ImClone to LB or LB (NH) or their respective Affiliates and not freely available in the public domain including, without limitation, the Cell Line, the 5000 Liter Process, and the Product.

1.1.16.     “ImClone Materials” means the materials supplied or to be supplied by ImClone to LB or LB (NH) or their respective Affiliates pursuant to Article 3 or supplied pursuant to previous Services Agreements between the parties.  ImClone Materials shall include the Cell Line and purification resins.  ImClone shall have and shall retain all rights to ImClone Materials except as specifically provided in Section 3.3.

1.1.17.     “ImClone Patent Rights” means all Patent Rights that are owned by or licensed to ImClone from time to time during the term hereof.

1.1.18.     “ImClone Tests” means the tests that both parties have agreed will be carried out on the Product following its receipt by ImClone, as modified from time to time by written agreement between the parties.

1.1.19.     This Section left intentionally blank.

1.1.20.     “5000 Liter Manufacturing Suite” means the 5000 Liter cGMP manufacturing facility located at the LB (NH) Portsmouth, New Hampshire manufacturing site, which shall include two 5000 Liter (5000L) airlift fermenter and associated seed trains, harvest and purification equipment.

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1.1.21.     “5000 Liter Process” means the process for the production of the Product from the Cell Line, as such process is transferred from ImClone to LB under an appropriate Technology Transfer Agreement between the parties.

1.1.22.     “Product” means any product made from a cell line and process which are compatible with manufacture in the 5000 Liter Manufacturing Suite including the monoclonal antibody known as ERBITUX® (cetuximab and formerly known as IMC-C225) (including any sample thereof).  ImClone shall notify LB of any change in the identity or formulation of the then-current Product no later than six (6) months before the commencement of manufacture. Notwithstanding the foregoing, the Parties understand that any Product to be manufactured in the 5000 Liter manufacturing suite must have a process similar to the production Process for ERBITUX®, (i.e. similar fermentation time in the production reactor and a similar purification time.).  If the production process requires more fermentation time or additional purification time the Batch Price for the Product will be adjusted accordingly. ImClone shall notify LB of the Product and any substitute product no later than six (6) months before the commencement of manufacture. Before commencement of the campaigns particulars of the Product will be set out in Attachments to this Agreement as amended from time to time in accordance with this Agreement or any new formulation of such antibody.

1.1.23.     “LB (NH)” means LB’s Affiliate, Lonza Biologics, Inc. of Portsmouth, New Hampshire.

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1.1.24.     “LB Information” means all know-how, technical information and other information known to, owned by or controlled by LB or its Affiliates from time to time, and not known to and at the free disposal of ImClone prior to its disclosure by LB to ImClone and not freely available in the public domain.

1.1.25.     “LB Patent Rights” means all Patent Rights of which LB or any of its Affiliates is from time to time the owner during the term hereof.

1.1.26.     “Out of Freeze” shall mean the date that the vial of Product cells is thawed to start manufacture of a Batch.

1.1.27.     This Section left intentionally blank.

1.1.28.     This Section left intentionally blank.

1.1.29.     This Section left intentionally blank.

1.1.30.     “Minimum Order” shall mean ***** Batches of the Product or, if a substitute product is used, such batch quantity as reasonably determined by the Steering Committee.

1.1.31.     “Patent Rights” means all patents and patent applications owned or licensed of any kind throughout the world, including without limitation all substitutions, extensions, reissues, renewals, and inventor certificates, and patents issuing from applications (including provisionals, divisionals, continuations and continuations in part).

1.1.32.     “Presidents” has the meaning ascribed to it in Section 8.3.

1.1.33.     This Section left intentionally blank.

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1.1.34.     “Producer Price Index” or “PPI” means the Producer Price Index for Pharmaceutical Prescription Preparations, Prescription (“PPI” Series ID PCU 325412325412, as reported by the Bureau of Labor Statistics of the U.S. Department of Labor or, if such index is no longer available, such index by which it is replaced by the Bureau of Labor Statistics or any successor U.S. agency issuing such indices.  If such index is discontinued and there is no direct successor index, the Steering Committee shall designate an appropriate index that approximates as closely as possible such Bureau of Labor Statistics index.

1.1.35.     “Raw Materials” means all materials, and supplies, which are purchased or used by LB in the performance of the Services.

1.1.36.     This Section left intentionally blank.

1.1.37.     “Services” means the services to be provided by LB which are the subject of this Agreement, including without limitation, the services described in Article 4 below and the provision of personnel and operation of relevant plant and equipment to accomplish those services.

1.1.38.     This Section left intentionally blank.

1.1.39.     “Specifications” means the specifications for each Product, as established before commencement of any campaign by ImClone and confirmed through designated batches as mutually agreed between Parties which specifications may be modified from time to time pursuant to Section 9.

1.1.40.     “Steering Committee” means the committee established pursuant to Section 8.1.

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1.1.41.     “Testing Laboratories” means any third party instructed by LB to carry out tests on the ImClone Materials or the Product.

1.2.          Unless the context requires otherwise, references to the singular include the plural and vice versa, references to Attachments are references to attachments to this Agreement, and references to Articles and Sections are references to the articles and sections of this Agreement.

2.             Term.

2.1.          This Agreement shall take effect as of the Effective Date and shall remain in effect until the delivery of the *****  batch, unless earlier terminated as provided for in Section 2.2 below or Article 16 or extended under an amendment to this Agreement.

2.2           Not withstanding any terms in this Agreement to the contrary, the parties agree, that ImClone may terminate this Agreement upon six (6) months prior written notice, without any financial penalty, at any time after the completion of the Minimum Order.

3.             Supply by ImClone.

3.1.          Supply of Cell Line and Reference standard.  ImClone shall supply or cause to be supplied, sufficient purified reference standard for the Product and sufficient ampoules of the Cell Line from an appropriate cell bank for LB to provide the Services.

3.2.          Supply of other ImClone Materials.  ImClone shall ensure the adequate and timely supply of further amounts of the ImClone Materials in sufficient quantity to facilitate LB’s performance of the Services.  LB must provide ImClone timely notice, in writing, of its requirements for ImClone Materials.

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3.3.          Rights in ImClone Information, ImClone Patent Rights and ImClone Materials.  ImClone hereby grants LB the non-exclusive right to use the ImClone Information, the ImClone Patent Rights and the ImClone Materials solely for the purpose of LB performing Services for ImClone under this Agreement.  Without prejudice to any other rights vested in LB pursuant to pre-existing or future agreements between the parties or their Affiliates, LB will not use the ImClone Information, ImClone Patent Rights or ImClone Materials (or any part thereof) for any other purpose without ImClone’s prior written consent.  Except as set forth in this Section 3.3, no licenses are granted to LB to use the ImClone Materials, the ImClone Patent Rights or the ImClone Information, and no licenses shall arise or be deemed to have arisen by default, estoppel or otherwise.

3.4.          LB Obligations regarding ImClone Materials.  LB shall:

3.4.1.       At all times use all reasonable endeavors to keep the ImClone Materials and Raw Materials secure and safe from loss and damage in such manner as LB stores its own materials of similar nature;

3.4.2.       Not part with possession of the ImClone Materials or the Product, save for the purpose of tests at the Testing Laboratories or as directed by ImClone; and

3.4.3.       Cause all Testing Laboratories to be subject to confidentiality and limited-use obligations no less onerous than those confidentiality and limited-use obligations imposed on LB under this Agreement.

3.5.          No Other License.  Without prejudice to LB’s right to receive payment of the Price hereunder or to LB’s own proprietary rights in the LB Information and the LB Patent Rights, LB agrees that, except as expressly provided in Section 3.3 above, LB shall not by virtue

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of this Agreement acquire any right, license or title in, or to, the ImClone Patent Rights, the ImClone Information, the ImClone Materials, the 5000 Liter Process, or the Product.

3.6.          ImClone Representations and Warranties.  Provided that the Product is IMC-C225, then ImClone represents and warrants to LB as follows: (If a different product is to be produced, ImClone agrees to make new representations and warranties regarding such product and both parties agree to negotiate in good faith such new representations and warranties with the goal that such new representations and warranties will satisfy, whenever practicable, the intent of this Section 3.6.)

3.6.1.       ImClone has the corporate power and authority to enter into this Agreement;

3.6.2.       To the best of ImClone’s knowledge and belief, ImClone has, and subject to Section 3.6.5 below, shall at all times throughout the term of this Agreement have, the right to supply the Cell Line, the other ImClone Materials and the ImClone Information to LB;

3.6.3.       Any of the Cell Line, the other ImClone Materials, ImClone Information and ImClone Patent Rights not owned by ImClone are licensed to ImClone under a license which will permit their use by LB to perform the Services;

3.6.4.       To the best of ImClone’s knowledge and belief, the use by LB of the Cell Line, other ImClone Materials, ImClone Information, ImClone Patent Rights and the Large Scale Process (excluding any steps made or developed by LB) for the Services will not infringe any rights (including, without limitation, any intellectual property rights) of any third party; and

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3.6.5.       Except as to alleged infringement actions disclosed on Schedule 3.6, ImClone will promptly notify LB in writing if it is no longer entitled to supply the Cell Line, other ImClone Materials, ImClone Information or the ImClone Patents for the Services or if ImClone is aware that the use thereof infringes or is alleged to infringe any rights (including, without limitation, any intellectual property rights) of any third party.

3.6.6.       To ImClone’s knowledge, ImClone has disclosed, and shall disclose, to LB all environmental requirements that ImClone is aware of or becomes aware of, without independent investigation by ImClone, which LB must comply with during the use of the 5000 Liter Process (excluding any steps made or developed by LB).

3.7.          ImClone IP Indemnification.  ImClone will indemnify, defend and hold harmless LB and its Affiliates against any loss, damage, costs and expenses of any nature (including reasonable fees and disbursements of counsel and experts) incurred by LB or any Affiliate of LB or ordered by a court of competent jurisdiction to be paid or payable by LB or any Affiliate of LB, to the extent incurred as the result of (a) any breach of the warranties set forth in Section 3.6 above or (b) any claims (collectively, “LB Claims”) alleging LB’s use of the Cell Line, other ImClone Materials, the ImClone Information, ImClone Patent Rights or the 5000 Liter Process (other than steps or components which are or become part of the 5000 Liter Process by virtue of contributions of LB) in the course of the Services, infringes or is alleged to infringe any rights (including without limitation any intellectual property rights) of a third party (whether or not ImClone knows or ought to have known of such infringement or alleged infringement).  Any lost Batch Price shall be included in the losses and damages resulting from any such breach or claim.

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It is hereby agreed that LB shall notify ImClone as soon as is reasonably practicable of any claim, action or proceedings and shall at ImClone’s cost provide ImClone with reasonable assistance and relevant information to support ImClone to avoid, compromise or defend any such claim or action or proceedings.  Further, unless the same conflict with or prejudice LB’s proper business interests or might reasonably be expected to do so LB shall at ImClone’s cost take such action as ImClone may reasonably and properly require to avoid, compromise or defend any such claim or action or proceedings. Nothing contained in this Section 3.7 shall oblige LB to take any action or steps in its own name in defending any claim, action or proceedings.  The provisions of this Section 3.7 shall be LB’s sole and exclusive remedy in connection with the matters described in clauses (a) and (b) above.

3.8.          Survival.  The obligations of ImClone under Section 3.7 shall survive the end of the term or earlier termination of this Agreement.

4.             Agreement to Supply.

4.1.          cGMP Manufacture.  LB will, in accordance with the terms of this Agreement, manufacture and Deliver (in accordance with Section 7.1) Batches of Product at 5000 liter scale in accordance with cGMP using the 5000 Liter Process and the 5000 Liter Manufacturing Suite.  ImClone understands that as further defined in Section 4.3 additional product-specific development documentation and validation work may be required to support regulatory applications.

4.1.1        ImClone acknowledges and agrees to order the Minimum Order as defined herein, provided that LB passes all relevant regulatory authority and cGMP Inspections of LB’s facility to manufacture 5000L batches of Product.

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4.1.2        LB shall make commercially reasonable efforts to manufacture the Minimum Order within approximately five (5) years from the Effective date of the Agreement. A campaign shall consist of a minimum series of three (3) batches of a single product. A minimum of ***** in the first year of the Agreement and a minimum of ***** to commence in each subsequent year. The number of campaigns and the number of batches in each campaign shall be agreed between Parties prior to the commencement of that calendar year.

4.2.          LB Supply Obligations.  For each Batch of Product ordered by ImClone hereunder, LB will perform all Services necessary to manufacture and Deliver the Product in accordance with cGMP, including:

4.2.1.       Recover ampoules of the cell bank for the Cell Line and expand cultures to complete airlift fermentation at 5000 liter scale in the 5000 Liter Manufacturing Suite.  Each Batch shall be produced as one lot from one ampoule of the cell bank provided by ImClone.

4.2.2.       Clarify culture supernatant and purify using the 5000-Liter Process

4.2.3.       Test the Product against the Specifications.  Additional Product and in process samples may be taken at ImClone’s request for further analysis.  Alternatively, additional tests may be performed by LB at a price and under terms and conditions to be agreed.

4.2.4.       Review requirements (if any) for 5000 Liter Process modifications in order to meet the Specifications for manufacture of subsequent Batches

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and notify ImClone of such proposed modifications.  Any such 5000 Liter Process modifications are subject to Section 9.1.

4.2.5.       Undertake cGMP review of lot documentation, define Product disposition, and issue a Certificate of Analysis.

4.2.6.       Deliver the Product to ImClone.

4.2.7.       Upon the FDA’s request, and at LB’s expense, conduct an FDA inspection of 5000 Liter Manufacturing Suite seeking approval to manufacture the Product at LB’s facility.

4.2.8.       Upon ImClone’s request, LB shall permit an ImClone employee or representative to be present at LB’s facilities during the production of any Product by LB for ImClone or any inspection relating to such Product.

5.             Order Quantities and Order Procedures.

5.1 Minimum Orders

The Minimum Order of ***** batches shall be scheduled by LB according to the freely available capacity in the 5000L suite as mutually agreed by ImClone. The first campaign shall be scheduled to commence within 4 months of initiation of the tech transfer of the first Product. Initiation of the tech transfer for the first Product is expected to commence within 4 months of the Effective Date of this Agreement.

5.2 Additional Orders.

Any orders required by ImClone in addition to the Minimum Order, shall be requested in writing to LB on a (12) month rolling basis, from the Effective Date of the Agreement. Any such

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Additional orders shall be subject to LB’s freely available capacity in the 5000L suite as determined solely by LB.

5.3.          Binding Order.  Not later than six (6) months prior to Out of Freeze of any campaign, ImClone shall confirm the actual number of Batches it requires for manufacture. Upon LB’s acceptance of that confirmed number of batches a “Binding Order” shall arise for that number of Batches.

6.             Provision of the Services.

6.1.          Diligence.  LB shall diligently carry out the Services in a professional and workman-like manner, consistent with industry standards for the contract manufacturing of biologics.

6.2.          This Section left intentionally blank.

6.3.          Cancellations.

 ImClone may cancel batches under the Minimum Order on written notice to LB subject to the following cancellation fees:

6.3.1        ***** of the Batch Price for all such Batches cancelled within 6 months of commencement date of the Batches.

6.3.2        *****  of the Batch Price for all such Batches cancelled between the period seven (7) to twelve (12) months of commencement date of the Batches.

6.3.3        *****  of the Batch Price for all such Batches cancelled at greater than 12 months prior to the commencement date of the Batches.

6.3.4        For the avoidance of doubt ImClone may not cancel any Batch that has commenced manufacture

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6.3.5        For the avoidance of doubt for any Binding Order or Contract Order in excess of the Minimum Order, ImClone may cancel any batch upon six (6) months prior written notice, without any financial penalty, provided that the batch commencement date for the canceled batch is at least six (6) months away.

6.3.6        Notwithstanding the foregoing, if ImClone cancels or reschedules a batch, LB will use good faith efforts to seek an alternative customer or customers to purchase the capacity which is reserved for ImClone so as to mitigate ImClone’s obligations under the Agreement.  If LB is able to sell such capacity, ImClone’s obligation to compensate LB pursuant to Section 6.3 shall be adjusted accordingly.

6.4           Except as provided in this Article 6 or Section 17.4, ImClone shall not be entitled to cancel any unfulfilled part of the Services or to refuse to accept the Services on grounds of late performance, late delivery or failure to produce the estimated quantities of Product for delivery.  LB shall not, except as provided in this Article 6, be liable for any loss, damage, costs or expenses of any nature, whether direct or consequential, occasioned by:

6.4.1.       Any delay in performance or delivery howsoever caused; or

6.4.2.       Any failure to produce the estimated quantities or number of Batches of Product for delivery.

6.5.          This Section left intentionally blank

6.6.          This Section left intentionally blank

6.7.          Target Batch Yield.  ImClone and LB each acknowledge that, due to the unpredictable nature of biological processes, 5000 Liter Process Product yield cannot be

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guaranteed and may vary. The target per Batch yield of the modified 5000 Liter Process for the Product will be established by agreement of the parties (the “Modified Target Batch Yield”).  If any Batch of Product (the “Actual Batch Yield”) is less than ninety percent (90%) of the Current Target Batch Yield or the Modified Target Batch Yield, as the case may be, (each a “Yield Deficiency”), ImClone and LB agree to adjust the Batch Price, on a pro-rata basis, to reflect such Yield Deficiency.  If a Yield Deficiency exists ImClone shall be entitled to a cash payment (credited against the Price of that Batch) in an amount equal to (a) the Batch Price multiplied by *****. With regards to Products other than ERBITUX®, the parties agree that the target batch yield at the 5000 Liter Process will be at least 75% of the average yield ImClone generated from all cGMP batches at its 1000 liter facility scaled up to 5000 liters.

6.8.          Supply Failure.  If a situation of Force Majeure exists such that LB is unable (or the parties agree that there is no reasonable likelihood that LB will be able) to deliver to ImClone the Minimum Order and such further Binding Orders as may arise such event shall constitute a “Supply Failure.”

6.8.1.       In addition to ImClone’s remedy under Section 6.10, Supply Failure shall entitle ImClone to exercise the right to elect within a sixty (60) day period to terminate this Agreement pursuant to Article 17.4.

6.8.2.       In the event ImClone elects not to terminate but rather to treat the Supply Failure as a Late Delivery, the provisions of Section 6.10 shall apply

6.9.          Compliance with Regulatory Requirements.  LB shall comply, at LB’s cost, with all regulatory requirements from time to time applicable to the Services and in accordance with the other applicable legal and regulatory requirements of the federal, state and local jurisdictions

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in which the 5000 Liter Manufacturing Suite is located.  If ImClone requests LB to comply with any other legal or regulatory requirements, LB shall use reasonable commercial efforts to do so provided that:

6.9.1.       ImClone shall be responsible for informing LB in writing of the precise requirements which ImClone is requesting LB to observe;

6.9.2.       Such requirements do not conflict with any mandatory requirements under the laws of the location of the manufacture of the Product;

6.9.3.       LB shall be under no obligation to ensure that the information furnished by ImClone pursuant to Section 6.9.1 complies with the applicable requirements of any jurisdiction; and

6.9.4.       All costs and expenses properly incurred by LB in complying with ImClone’s requests regarding the requirements referred to in Sections 6.9.1 through 6.9.3 shall be charged to ImClone, in addition to the Price.

6.10.        Late Delivery.

6.10.1.     Where a Batch has been ordered by ImClone pursuant to Section 5.2 and is subject to an agreed date for delivery and LB fails to deliver said Batch by a date which is six (6) weeks after such date for delivery (subject to an extension of time for such delivery which LB may become entitled to hereunder) principally due to LB’s own fault, omission or unilateral scheduling change, ImClone shall be entitled to claim compensation for such late delivery.  The compensation to which ImClone shall become entitled shall be equivalent to five percent (5%) of the Price of the Batch in question multiplied by the number of weeks (or fractions of weeks),

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between the date six (6) weeks after the date for the Batch in question and the next date upon which a Batch is notified to ImClone as being ready for delivery.

6.10.2.     Limitation on Liability.  In no event shall compensation pursuant to this Section 6.10 on any one Batch exceed thirty five percent (35%) of the Price of the Batch in question, irrespective of whether such damages accrue as a result of any single event or a series of events or as a consequence of delay to delivery of a previous Batch.  Such liquidated damages are a reasonable estimate of actual damages and do not represent a penalty. Notwithstanding the foregoing, where late delivery compensation has accrued on a particular Batch during a campaign, and as a consequence, other Batches ordered in the same campaign are also delayed, ImClone shall be entitled to claim compensation in respect of such delay on no more than the first two (2) of such delayed Batches in any campaign.

7.             Delivery and Transportation of Product; ImClone Tests.

7.1.          Delivery.  The Product shall be delivered EXW (ex-works as defined by Incoterms 2000) LB (NH)’s Portsmouth, New Hampshire manufacturing facility (“Deliver,” “Delivery,” or “Delivered,” as appropriate).  LB shall issue to ImClone a Certificate of Analysis on or before the Delivery Date.

7.2.          Packaging and Labeling.  Unless otherwise agreed, LB will package and label Product in accordance with its standard operating procedures.  ImClone will inform LB in writing in advance of any special packaging and labeling requirements for the Product.  All

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additional costs and expenses incurred by LB in complying with such special requirements shall be charged to ImClone in addition to the Price.

7.3.          Loading, Insurance and Transportation.  ImClone shall pick up the Product within fourteen (14) days after the Delivery Date.  Notwithstanding the Delivery of Product EXW, LB shall load the Product at LB’s expense onto the trucks provided by ImClone, at ImClone’s expense.  At ImClone’s request and expense, LB will (acting as agent for ImClone) arrange for insurance to cover the Product after such fourteen (14) day period.  At ImClone’s written request and expense, LB will (acting as agent for ImClone) arrange the transportation of Product to a facility in the United States designated by ImClone, together with insurance for the Price for the relevant Batch(es) of Product. All additional costs and expenses incurred by LB in arranging transportation and insurance shall be charged to ImClone in addition to the Price. In cases where ImClone has not requested LB to arrange for transportation of Product, LB will provide reasonable cooperation with ImClone’s transportation agents in coordinating the collection of Product from LB (NH)’s Portsmouth, New Hampshire facility.  Transportation of the Product, whether or not under any arrangements made by LB on behalf of ImClone, shall be made at the sole risk and expense of ImClone. For the avoidance of doubt, the Product will not be insured by LB after the above referenced fourteen (14) day period unless otherwise arranged for.

7.4.          Quarantine of Product.  At ImClone’s request, LB will Deliver Product Batches in quarantine prior to delivery of the Certificate of Analysis.  Such request shall be accompanied by ImClone’s written acknowledgement that the Batch has been Delivered without the transmittal to ImClone of a Certificate of Analysis, that accordingly the Batch cannot be administered to humans until transmittal of the Certificate of Analysis, and that ImClone nevertheless accepts full risk of loss, title and ownership of the Batch when Delivered.  The Delivery of a Batch in

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quarantine shall be subject to such testing requirements as LB or ImClone may reasonably require, and the sixty (60) day period referred to in Section 7.6 shall run from receipt in quarantine by ImClone of the relevant Batches.

7.5.          Inspection of Product.  Where LB has made arrangements for the transportation of Product under Section 7.3, LB shall use its reasonable endeavors to notify ImClone by facsimile of shipment on the date of dispatch.  ImClone shall diligently examine the Product as soon as practicable after receipt.  Notice of all claims arising out of:

7.5.1.       Damage to or total or partial loss of Product in transit shall be given in writing to LB and the carrier within five (5) business days of delivery; or

7.5.2.       Failure of a shipment of Product to arrive shall be given in writing within ten (10) business days of the date on which the shipment was made, as stated in LB’s notice of shipment provided in accordance with the terms above to ImClone.

ImClone shall make damaged Product available for inspection and shall comply with the requirements of any insurance policy covering the Product.  LB shall offer ImClone all reasonable assistance, at ImClone’s cost, in pursuing any claims arising out of the transportation of Product, but LB’s responsibility shall otherwise be limited by the EXW shipping term (Incoterms 2000).

7.6.          Tests.  Promptly following receipt of a Batch of Product, or any sample intended to be representative thereof, ImClone shall carry out the ImClone Tests.  If the ImClone Tests show that the Product fails to meet the applicable Specifications, then ImClone shall give LB written notice thereof within sixty (60) days from the date of receipt of the Batch or sample and shall, unless otherwise directed by LB, return the Batch or sample for further testing.  In the

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absence of such written notice, the Batch shall be deemed to have been accepted by ImClone as meeting Specifications.  If LB agrees, or it is determined pursuant to Section 7.7, that the returned Batch or sample fails to meet Specifications and, to the extent that such failure is not due (in whole or in part) to acts or omissions of ImClone or any third party after Delivery of such Batch, the Batch in question shall be regarded as not having been Delivered ImClone shall be entitled to a credit in respect of any Batch Price associated with such Batch.

7.7.          Disputes.  If there is any dispute concerning whether a Batch meets the applicable Specifications and/or the reasons therefore, such dispute shall be referred for decision to an independent expert (acting as an expert and not as an arbitrator) to be appointed by agreement between LB and ImClone or, in the absence of agreement by operation of the provisions of Section 19.2.  The costs of such independent expert shall be borne equally between LB and ImClone.  The decision of such independent expert shall be in writing and, save for manifest error on the face of the decision, shall be binding on both LB and ImClone.

8.             Steering Committee.

8.1.          Composition of Steering Committee.  Promptly following the Effective Date, LB and ImClone shall establish a Steering Committee.  The Steering Committee shall be comprised of equal numbers of representatives of each party (not to exceed three representatives of each party).  ImClone’s representatives may include employees and representatives of ImClone’s commercial partner for such Product.

8.2.          Function of Steering Committee.  Without limiting the functions of the Steering Committee set out elsewhere in this Agreement, the role of the Steering Committee shall be to:

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8.2.2.       Assess the status of 5000 Liter Process and substitute Products for introduction into the 5000 Liter Manufacturing Suite in connection with the Services and monitor the status of operation of the 5000 Liter Manufacturing Suite;

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8.2.4.       Resolve disputes arising between the parties under this Agreement, as provided in Section 19.2,

8.2.5.       Monitor the progress of the Services;

8.2.6.       Assist ImClone in planning and assessing ImClone’s needs for future supply of Product;

8.2.7.       Discuss and recommend any changes to the 5000 Liter Process or Specifications, subject to Article 9;

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8.3.          Meetings.  The Steering Committee shall meet at such times as the Steering Committee determines to resolve issues arising under and to perform its responsibilities under this Agreement, provided that the Steering Committee shall meet not less than two (2) times per calendar year unless otherwise mutually agreed.  If any issue to be determined by the Steering Committee is not resolved within thirty (30) days after submission of the relevant issue to the Steering Committee, such issue shall be referred for resolution to the President or the most senior manufacturing officer of ImClone and the senior officer of LB Biologics Inc. (together, the “Presidents”).

8.4.          Limitations.  The Steering Committee is not empowered to amend the terms of this Agreement.

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9.             Process Changes.

9.1.          5000 Liter Process.  LB shall not unreasonably refuse any written request from ImClone to make changes to the 5000 Liter Process (for example, changes to the 5000 Liter Process which are required by the Product or an applicable regulatory authority or applicable laws), but no change to the 5000 Liter Process shall be made except by an agreement in writing signed by the authorized representatives of both parties.  Notwithstanding the foregoing, the parties agree to modify the 5000 Liter Process for ERBITUX® to ImClone’s new process known as the high titer process which has been previously disclosed and discussed between the parties.

9.2.          Specifications.  LB shall not unreasonably refuse any written request from ImClone to make changes to the Specifications (for example, changes to the Specifications that are required by an applicable regulatory authority or applicable laws), but no change to Specifications shall be made except by an agreement in writing signed by the authorized representatives of both parties, as under the terms of the Quality Agreement.

9.3.          Procedure.  Unless a party has designated an authorized representative by notice to the Steering Committee, changes to 5000 Liter Process or Specifications must be approved in writing by an officer of the party in question.

9.4.          Adjustments resulting from Process and Specification Changes.  Any changes to the 5000 Liter Process or to the Specifications shall be implemented on terms and conditions to be agreed, which may include, but not be limited to, additional development services (to be performed on terms to be agreed upon in good faith), and reasonable adjustments (which may be upward or downward, as appropriate) to the Batch Price payable for Services.

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10.           Shared Manufacturing.

10.1.        The parties intend that the Product produced pursuant to this Agreement which is approved by the appropriate regulatory body for marketing or sale shall be manufactured under a shared manufacturing arrangement as defined in “Draft Guidance for Industry – Co-operative Manufacturing Arrangements for Licensed Biologicals, Department of Health and Human Services, Food and Drug Administration, CBER, August 1999”.  A list of the responsibilities of each party under such an arrangement will be set forth in Attachment 1 to this Agreement.

11.           Regulatory Support and Quality Assurance.

11.1.        Regulatory Support and Audits.  LB shall provide regulatory support to ImClone (or Bristol-Myers Squibb Company and its wholly owned subsidiaries (“BMS”) in cooperation with ImClone), including annual updates to any drug master files, biologics licenses and other manufacturing or marketing applications and approvals applicable to the Product and the preparation for and hosting of inspections by the U.S. Food and Drug Administration (or other regulatory authorities) or ImClone (or BMS, Merck KGaA or any other commercial partner in cooperation with ImClone, subject to the completion of appropriate CDAs between Parties) (in the case of ImClone’s or BMS’s inspections, at mutually convenient times).  ImClone shall be entitled to conduct, and the Price has been calculated to include LB regulatory support for, one (1) audit (at a mutually convenient time) by ImClone personnel of up to three (3) days prior to commencement of the Services and, thereafter, up to one (1) audit (at a mutually convenient time) by ImClone personnel of up to three (3) days each on an annual basis while the Agreement is in effect.  In addition, LB shall permit, and the Price has been further calculated to include, (a) an ImClone employee or consultant located at the 5000 Liter Manufacturing Suite (i.e., a man-in-plant), and (b) Batch record audits of each Batch.  Except as provided in Section 11.4, if additional regulatory support or ancillary development services are required by ImClone an

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additional charge shall be made to ImClone at LB’s standard rates for regulatory services and/or ancillary development services and for disbursements at the time the regulatory and/or ancillary development services are performed.  LB shall inform ImClone of such charge and obtain ImClone’s written consent to such charge before providing such additional support.  Notwithstanding anything to the contrary in the foregoing, LB acknowledges and agrees that at ImClone’s request such personnel of ImClone’s commercial partners may attend and participate in, on the same terms as ImClone personnel, any and all such scheduled audits and regulatory support provided pursuant to this Section 11.1 and that the Price has been calculated to include these audits. No more than three (3) total personnel from ImClone and ImClone’s commercial partners involved in these audits at the LB site.

11.2.        Regulatory Submissions.  ImClone shall advise LB of any regulatory submissions regarding the Product which may require responses from LB to questions from the regulatory authorities in a timely fashion, taking account of the amount of information LB is required to provide.

11.3.        Amendments.  If LB is required to amend the way it manufactures (such amendments being accomplished in accordance with Article 9) or tests the Product as a result of a change in any statutory or regulatory requirement after the Effective Date, it shall use all reasonable efforts to comply with such requirement.  In this event the parties shall negotiate in good faith any appropriate revision to the Price to reflect additional or lesser costs incurred by LB and any appropriate revision to the time schedules for providing the Product.

11.4.        Additional Audits.  If ImClone conducts an audit of the 5000 Liter Manufacturing Suite pursuant to its rights under Section 11.1 and, as a result of default on the part of LB, ImClone has just cause to conduct further audits in order to satisfy itself as to the matters of

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default in question, ImClone shall be entitled, without additional payment to LB, to conduct additional audits (at mutually convenient times) in order to satisfy itself of the matters in question.

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13.           Price and Terms of Payment.

13.1.        Price for Services.  In consideration for the performance of the Services, ImClone will pay LB the Price set forth below:

13.1.1.     The current Batch Price shall be $ ***** per Batch, to include those pilot Batches *****. For clarification the ***** per Batch Price includes all the costs and charges associated with the relevant Product tech transfer.

Except as expressly provided for by the terms and conditions of this Agreement, ImClone shall not be obliged to make any further payments in respect of the Services.

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13.3         LB shall have the right to adjust the batch Price in section 13.1.1 by:

13.3.1      an increase of ***** on the batch price for each additional day required beyond day ***** in the 5000L Production Fermenter and a reduction of ***** on the batch price for each full day less than ***** in the 5000L Production Fermenter.

13.3.2      an increase of ***** for each additional day in the purification suite required beyond ***** and a reduction of ***** for each day less than ***** in the purification suite.

13.4.        It is understood between Parties that the estimated cost of the Bill of Material (BOM) is $225,000 per batch. In the event that the BOM exceeds $250,000, for

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any batch, then the additional cost for the BOM shall be charged to ImClone. In the event that the BOM is less than $200,000, for any batch, then the difference shall be refunded to ImClone in the final payment of that Batch.

13.5.        Batch Price Adjustments for Exceptional Items.  The Batch Price shall be changed to reflect the costs of exceptional items incurred by LB in the performance of the Services that could not reasonably have been foreseen (for example extreme cost fluctuations of regional utilities) excluding cost or expense items accounted for by adjustment of the Batch Price as a result of changes in the Producer Price Index.  These shall include, but not be limited to changes in the Batch Price caused by mutually agreed alteration of a 5000 Liter Process or Specifications, provided that, in each case, ImClone has received a written estimate of the increase in costs and a reasonable demonstration of the items of cost or expense in question.  Such additional Batch Price changes shall be made as needed and agreed by the steering committee.

13.6.        Payment of Batch Price. ImClone shall pay LB the Batch Price against LB’s invoices therefore, as follows:

13.6.1.     LB shall invoice ImClone for FIFTY PERCENT (50%) of the Batch Price upon commencement of work (Out Of Freeze) on a Batch by recovery of an ampoule of the Cell Line from the working cell bank; and

13.6.2.     LB shall invoice ImClone for THIRTY PERCENT (30%) of the Batch Price upon Bulk Fill.

13.6.3.     LB shall invoice ImClone the final TWENTY PERCENT (20%) of the Batch Price upon Delivery of the Certificate of Analysis and making the Batch Records available for review, including LB’s final response to ImClone’s comments and questions on the Batch Record for such Batch of

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Product.  Notwithstanding the foregoing ImClone agrees to present such comments and questions within 30 days of receipt of such Batch Record summary.

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13.8.        Price for Undelivered Product.  No Batch Price shall be payable in respect of Services that do not result in Delivery (in accordance with Section 7.1) of a Batch of Product, unless otherwise agreed by the Steering Committee.

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13.10.      Taxes.  Unless otherwise indicated in writing by LB, all prices and charges are exclusive of any other taxes, levies, imposts, duties and fees of whatever nature imposed by or under the authority of any government or public authority in respect of the Services and delivery of Product (other than taxes on LB’s income), which shall be paid by ImClone.

13.11.      Invoices.  All invoices are strictly net and payment must be made within thirty (30) days of date of invoice.  Payment shall be made without deduction, set-off, lien or counterclaim of any nature.  LB may defer production of further Batches if timely payment of outstanding invoices is not made within thirty (30) days of a second written demand (i.e., a written demand issued after failure to settle an invoice which invoice shall count as the first written demand) for payment to ImClone.  If either party disputes the validity of any item or part of an item included in an invoice, the matter may be referred to the Steering Committee who shall resolve such dispute and may determine whether pending resolution an extension of time for payment of such disputed item is appropriate.

13.12.      Interest on Late Payments.  Interest on late payments of invoices and other amounts from time to time owed by either party to the other hereunder shall accrue at the rate of

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two percent (2%) above the U.S. prime rate from time to time as quoted in The Wall Street Journal.

14.           Warranties, Covenants, Limitation of Liability, etc.

14.1.        LB Representations, Warranties and Covenants.  LB represents, warrants and covenants to ImClone that:

14.1.1.     the Services shall be performed in accordance with this Agreement;

14.1.2.     the Product delivered to ImClone pursuant to Services performed under this Agreement shall meet Specifications when Delivered;

14.1.3.     unencumbered title to all Product will be conveyed to ImClone upon Delivery;

14.1.4.     LB has the corporate power and authority to enter into this Agreement and that LB will cause LB (NH) to honor the terms of this Agreement and guarantee the performance of LB (NH) under this Agreement;

14.1.5.     To the best of LB’s knowledge and belief, LB has the right to use the steps of 5000 Liter Process made or developed by LB and has the right to use or supply the LB Information and LB Patent Rights in performance of the Services for ImClone and the use by LB of such 5000 Liter Process steps made or developed by LB, LB Information and LB Patent Rights will not infringe any rights (including, without limitation, any intellectual property rights) of any third party;

14.1.6.     The LB Information and the LB Patent Rights are owned by LB or LB is otherwise entitled to use them for the purposes of providing Services under this Agreement and during the term of this Agreement LB shall not

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do or cause anything to be done which would adversely affect their ownership or entitlement to use the same for those purposes;

14.1.7.     LB will notify ImClone in writing immediately if it knows or has reason to believe that it is no longer entitled to utilize the LB Information or the LB Patent Rights or that the use by LB of the LB Information or the LB Patents Rights for Services infringes or is alleged to infringe any rights (including without limitation, any intellectual or industrial property rights) vested in any third party; and

14.1.8.     LB has and shall maintain, during the term of this Agreement, all government permits, including but not limited to health, safety and environmental permits, necessary for the conduct of the Services.

14.1.9.   -To LB’s knowledge, LB has disclosed, and shall disclose, to ImClone all environmental requirements that LB is aware of or becomes aware of, without independent investigation by LB, which ImClone must comply with during the use of the 5000 Liter Process (excluding any steps made or developed by ImClone).

14.1.10.   THE WARRANTIES CONTAINED IN THIS AGREEMENT ARE EXPRESSLY IN LIEU OF AND EXCLUDE, AND LB HEREBY EXPRESSLY DISCLAIMS AND NEGATES, ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, ARISING BY OPERATION OF LAW OR OTHERWISE, INCLUDING BUT NOT LIMITED TO, IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS

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FOR A PARTICULAR PURPOSE, EVEN IF THAT PURPOSE IS KNOWN TO LB.

14.2.        Indemnification by LB.  LB will indemnify, defend and hold harmless ImClone and its Affiliates against any loss, damage, costs and expenses of any nature (including reasonable fees and disbursements of counsel and experts) incurred by ImClone or any Affiliate of ImClone or ordered by a court of competent jurisdiction to be paid or payable by ImClone or any Affiliate of ImClone, to the extent incurred as the result of (a) any breach of the representations, warranties and covenants set forth in this Agreement or (b) any claims (collectively, “ImClone Claims”), alleging the use of LB Patent Rights, or the LB information infringes or is alleged to infringe any rights (including without limitation any intellectual property rights) of a third party (whether or not LB knows or ought to have known of such infringement or alleged infringement).  It is hereby agreed that ImClone shall notify LB as soon as is reasonably practicable of any claim, action or proceedings and shall at LB’s cost provide LB with reasonable assistance and relevant information to support LB to avoid, compromise or defend any such claim or action or proceedings.  Further, unless the same conflict with or prejudice ImClone’s proper business interests or might reasonably be expected to do so ImClone shall at LB’s cost take such action as LB may reasonably and properly require to avoid, compromise or defend any such claim or action or proceedings.  Nothing contained in this Section 14.2 shall oblige ImClone to take any action or steps in its own name in defending any claim, action or proceedings.  The provisions of this Section 14.2 shall be ImClone’s sole and exclusive remedy, other than contractual remedies expressly set forth herein, in connection with the matters described in clauses (a) and (b) above.

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14.3.        Indemnification by ImClone.  ImClone shall indemnify, defend and hold LB and its Affiliates harmless against all claims, actions, costs, expenses (including reasonable legal fees and disbursements) or other liabilities whatsoever of third parties to the extent incurred as a direct result of:

14.3.1.     Any product liability in respect of the Product, unless such liability is caused by the negligent act or omission or willful misconduct of LB in the production and/or supply of Product and the product defect resulting from LB’s negligent act or omission was not detected by the ImClone Tests; and

14.3.2.     Any negligent or willful act or omission of ImClone in relation to the use, processing, storage or sale of the Product, the application of the ImClone Tests or the marketing of the pharmaceutical product in which the Product is used.

14.4.        Insurance.  LB shall obtain and maintain insurance coverage of the types and in the amounts customary and consistent with industry standards used in the contract biologics manufacturing industry.  Without limiting the foregoing, LB shall obtain and maintain insurance which covers business interruption.  LB agrees that it shall maintain professional liability insurance in an amount not less than ten million dollars (10,000,000) per occurrence and aggregate on a claims made basis.  LB shall provide ImClone with evidence of such insurance upon ImClone’s request and shall provide ImClone with written notice of cancellation of such insurance policy, not less than ten days prior to such cancellation.  ImClone shall obtain and maintain insurance coverage which is customary and consistent with biopharmaceutical industry

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standards.  ImClone agrees that it shall maintain product liability insurance in amounts not less than ten million dollars (10,000,000) per occurrence and aggregate on a claims made basis.  ImClone shall provide LB with evidence of such insurance upon LB’s request and shall provide LB with written notice of cancellation of such insurance policy, not less than ten days prior to such cancellation.

14.5.        Recalls.

14.5.1.     If ImClone, in its discretion, recalls the Product (voluntarily or by order of a regulatory body) or is required to respond to inquiries of regulatory bodies relating to the Services hereunder, LB agrees to provide reasonable cooperation to ImClone at ImClone’s sole expense except to the extent of LB’s negligence or willful misconduct.  Any assistance to be provided by LB in response to inquiries of regulatory authorities shall be provided on terms to be agreed at LB’s standard rates for providing such assistance.

14.5.2.     Subject to the limitations of LB’s liability to ImClone set out in this Agreement, LB agrees to reimburse ImClone for reasonable, direct, documented expenses incurred by ImClone as a result of recall of a Product mandated by law or by an applicable regulatory body, but only to the extent LB’s negligence or willful misconduct in performing the Services has caused such recall to be required and such recall could not have reasonably have been expected to have been prevented by ImClone’s application of the ImClone Tests or other product testing required by law to be undertaken by ImClone.

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15.           Limitations of Liability.

15.1.        Limitation of Liability.  THE LIABILITY OF LB TO IMCLONE FOR ANY LOSS SUFFERED BY IMCLONE AS A DIRECT RESULT OF A BREACH OF THIS AGREEMENT OR OF ANY OTHER LIABILITY ARISING OUT OF THIS AGREEMENT AND SERVICES PROVIDED THEREUNDER SHALL BE LIMITED TO THE PAYMENT OF DAMAGES WHICH SHALL NOT EXCEED $10,000,000 PER EVENT OR DIRECTLY CONNECTED SERIES OF EVENTS.  This limitation shall not apply if and to the extent such damages are caused by LB’s violation of any environmental requirements in the performance of the Services (unless such violation was caused by a misrepresentation of ImClone), infringement by LB of any intellectual property of any third person unless caused by a misrepresentation of ImClone hereunder, any claims by employees of LB, willful misconduct or intentional breach of this Agreement or willful misconduct in the performance of the Services.

15.2.        Disclaimer of Consequential Damages.  NEITHER IMCLONE NOR LB SHALL BE LIABLE FOR THE FOLLOWING LOSSES OR DAMAGES HOWSOEVER CAUSED (EVEN IF FORESEEABLE OR IN THE CONTEMPLATION OF LB OR IMCLONE):

15.2.1.     LOSS OF PROFITS, BUSINESS OR REVENUE OF ANY PERSON OR PARTY; OR

15.2.2.     SPECIAL, INDIRECT OR CONSEQUENTIAL LOSS OF ANY PERSON OR PARTY.

15.3.        Survival.  The rights and obligations of ImClone and LB under this Article 15 shall survive the termination of this Agreement.

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16.           ImClone Information, LB Information and Patent Rights.

16.1.        Confidential Information.  ImClone acknowledges that LB Information and LB acknowledges that ImClone Information, ImClone Materials delivered pursuant to this Agreement are delivered subject to obligations of confidentiality.  Each party agrees to keep the other party’s Information and materials secret and confidential, respect the other’s proprietary rights therein and not without the other party’s prior written consent (i) disclose, (ii) use outside the scope of this Agreement or the Services Agreements or (iii) permit the LB Information, the ImClone Information or the ImClone Material to be disclosed to any third party or used outside the scope of this Agreement, except as expressly provided herein.

16.2.        Disclosure to Affiliates, employees, etc.  ImClone and LB shall grant access to confidential LB Information or confidential ImClone Information only to those Affiliates, employees, and consultants who have a clear and demonstrable need to know said information for the performance of this Agreement and no others unless previously identified in writing to and agreed to by LB and ImClone; and contractors who are subject to the same obligations of confidentiality as LB and ImClone under appropriate secrecy agreements.

16.3.        Third Parties.  LB and ImClone each undertake not to disclose or permit to be disclosed to any third party, or otherwise make use of or permit to be made use of, any trade secrets or confidential information relating to the technology, business affairs or finances of the other, any Affiliate of the other, or of any suppliers, agents, distributors, licensees or other customers of the other which come into its possession under this Agreement.

16.4.        Exceptions.  The confidentiality obligations under this Article 16 shall not extend to any information which:

16.4.1.     Is or becomes generally available to the public otherwise than by reason of a breach by the receiving party of the provisions of this Article 16;

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16.4.2.     Is known to the receiving party prior to its receipt from the disclosing party free of any confidentiality obligation to any third party;

16.4.3.     Is subsequently disclosed to the receiving party without being made subject to an obligation of confidence by a third party; or

16.4.4.     The receiving party can demonstrate by competent evidence was independently discovered by the receiving party or its employees without reference to any information received from the other party hereto.

Notwithstanding the foregoing, either LB or ImClone may disclose confidential information to the extent such disclosure is required by applicable law, court order, statutory, regulatory, stock exchange or similar legislative requirement, provided that the party making such required disclosure notifies the other party as soon as possible to enable the parties to obtain a protective order against such disclosure.

16.5.        No License.  Each party acknowledges that, except as expressly provided herein or pursuant to a separate agreement between the parties existing now or entered into in the future, such party shall not by virtue of this Agreement at any time have any right, title, license or interest in or to the LB Information, LB Patent Rights, ImClone Information, ImClone Material, or ImClone Patent Rights as the case may be, or any other intellectual property rights relating to the 5000 Liter Process which are owned by the other party or its Affiliates or to which the other party or its Affiliates is otherwise entitled.

17.           Termination.

17.1 In the event that LB fails to comply with cGMP and is unable to continue to manufacture Product under FDA regulations and should LB be unable or unwilling to resolve the non-compliance and regain a state of compliance within 90 days of receiving notice from the

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FDA of such non-compliance, or the parties reasonably agree that LB will not be able to become compliant, then ImClone may, as its sole remedy, terminate this Agreement. In the event that such non-compliance has not been resolved, for any reason, for 180 days from receiving notice from the FDA of such non-compliance, this Agreement shall terminate automatically, unless it is mutually agreed by both Parties in writing to extend the Agreement for an additional specified time period.

17.2.        Termination Without Cause.  ImClone shall be entitled to terminate this Agreement at any time without cause with 30 days notice in writing.  If ImClone terminates this Agreement pursuant to this Section 17.1, then within 30 days of receipt of the notice ImClone shall pay to LB the balance due of the Batch Price(s) for any undelivered or unordered batches required to make up the Minimum Order by ImClone in accordance with Section 6.3.

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17.4.        Termination for Cause.  LB and ImClone may each terminate this Agreement, as their sole remedy, with 30 days notice in writing to the other upon the occurrence of any of the following events:

17.4.3.     If the other materially breaches this Agreement, and (in the case of a breach capable of remedy) such breach is not remedied within ninety (90) days of the receipt by the other of notice identifying the breach and requiring its remedy or, if such breach is incapable of remedy within ninety (90) days, the other party fails to commence actions within such ninety (90) days to remedy such breach pursuant to a plan acceptable to the complaining party. In the event of termination by LB pursuant to this

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Section 17.4.3, ImClone shall pay LB the termination fee as set forth in Section 17.1.; or

17.4.4.     If the other ceases for any reason to carry on business, dissolves, liquidates, winds up, or files or is petitioned into bankruptcy, liquidation, rehabilitation or dissolution or becomes insolvent or fails generally to pay its debts or obligations or a petition is filed seeking the appointment of or

17.5.        Effect of Termination Generally.  Upon the termination of the Agreement for whatever reason:

17.5.1.     LB shall promptly return all ImClone Information to ImClone (to the extent legal or regulatory requirements permit) and shall dispose of, or return to ImClone the ImClone Materials and any materials derived therefrom, as directed by ImClone;

17.5.2.     ImClone shall promptly return to LB (to the extent legal and regulatory requirements permit) all LB Information it has received from LB;

17.5.3.     Subject to any rights granted to ImClone or LB as a result of any written agreement between the parties, ImClone shall not thereafter use or exploit the LB Patent Rights or the LB Information in any way whatsoever and LB shall not thereafter use or exploit the ImClone Patent Rights, the ImClone Information or the ImClone Materials in any way whatsoever.  No licenses shall arise or be deemed to have arisen hereunder either by default, estoppel or otherwise except as expressly set forth herein;

17.5.4.     LB may thereafter use or exploit the LB Patent Rights in any way whatsoever without restriction;

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17.5.5.     LB and ImClone shall do all such acts and things and shall sign and execute all such deeds and documents as the other may reasonably require to evidence compliance with this Section 17.5.

17.7.        Survival.  The end of the term or prior termination of this Agreement for whatever reason shall not affect the accrued rights of either LB or ImClone arising under this Agreement and all provisions which by their terms survive the end of the term or prior termination of this Agreement shall remain in full force and effect, including without limitation Sections 3.7,14, 15, 16, 17, 19 and 20.

18.           Force Majeure.

18.1.        If either party is prevented or delayed in the performance of any of its obligations under this Agreement by an Event of Force Majeure (as defined below) and shall give written notice thereof to the other, specifying the matters constituting an Event of Force Majeure and the period for which it is estimated that Event of Force Majeure will continue, that party shall be excused from the performance or the punctual performance of such obligations, as the case may be, from the date of such notice for so long as such cause of prevention or delay shall continue.

18.2.        For the purposes of this Agreement, an “Event of Force Majeure” shall mean causes beyond the reasonable control of either party or its Affiliates including, without limitation, acts of God (including but not limited to earthquake), laws or regulations of any government or agency thereof, war, terrorism, civil commotion, damage to or destruction of production facilities or materials, scientific or technical events, locusts, labor disturbances (whether or not any such labor disturbance is within the power of the affected party to settle), epidemic, and failure of suppliers, public utilities or common carriers.

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19.           Governing Law, Jurisdiction and Enforceability.

19.1.        Governing Law.  The construction, validity, performance, and enforcement of this Agreement shall be governed by the laws of State of New York, without giving effect to the principles of conflicts of law thereof.

19.2.        Dispute Resolution.  In the event of the failure on the part of any required representative of the parties hereto or the Steering Committee to resolve any matter required by this Agreement to be agreed, or in the event of any other dispute or claim arising between the parties under this Agreement, the parties shall attempt by good faith negotiations to resolve such dispute or claim between them by reference to the Presidents, who shall negotiate in good faith during a period of not less than sixty (60) days to resolve such matter, dispute or claim.  In the event the parties are unable to resolve such dispute or claim within the required time, the dispute shall be settled by binding arbitration, in accordance with the Center for Public Resources Rules for Non-Administered Arbitration of Business Disputes, by three arbitrators, none of whom shall be appointed by parties.  The arbitrators shall be selected from the CPR Panels of Distinguished Neutrals and shall be attorneys with at least fifteen (15) years experience in commercial law.  The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. §§ 1-16, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.  The place of arbitration shall be New York, New York.

19.3.        No waiver.  No failure or delay on the part of either LB or ImClone to exercise or enforce any rights conferred on it by the Agreement shall be construed or operate as a waiver thereof nor shall any single or partial exercise of any right, power or privilege or further exercise thereof operate so as to bar the exercise or enforcement thereof at any time or times thereafter.

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19.4.        Severability.  The illegality or invalidity of any provision (or any part thereof) of this Agreement shall not affect the legality, validity or enforceability of the remainder of its provisions or the other parts of such provision, as the case may be.

20.           Miscellaneous.

20.1.        Assignment.  Neither party shall be entitled to assign this Agreement without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed, except that both parties shall be entitled without the prior written consent of the other to assign this Agreement to an Affiliate or to any joint venture company of which that party is the beneficial owner of more than fifty per cent (50%) of the issued voting share capital thereof or to any company to which that party may transfer substantially all of its assets provided that ImClone may assign this Agreement to BMS (or one of its subsidiaries) or any other commercial partner of ImClone for any such Product without such consent.  Any assignment not permitted by this Section 20.1 shall be void and of no effect whatsoever.

20.2.        Publicity.  The text of any press release or other communication to be published by or in the media concerning the subject matter of this Agreement shall require the prior written approval of LB and ImClone.

20.3.        Entire Agreement.  This Agreement embodies the entire agreement and understanding between LB and ImClone relating to the subject matter hereof and there are no promises, terms, conditions or obligations, oral or written, expressed on implied, other than those contained in this Agreement.  The terms of this Agreement supersede all previous agreements and understandings between LB and ImClone relating to the Services.

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20.4.        Independent Contractor.  Each party to this Agreement acts as an independent contractor and nothing in this Agreement shall be construed to create a relationship of partnership, principal and agent, or joint venture between the parties.

20.5.        Notices.  Any notice or other communication to be given under this Agreement shall be delivered personally or sent by first class pre-paid registered or certified mail, return receipt requested, nationally recognized courier service or facsimile transmission addressed as follows:

If to ImClone, to:

ImClone Systems Incorporated
33 Chubb Way
Branchburg, NJ  08876
For the attention of: Legal Department.
Facsimile: (908) 704-2719

with a copy to:

ImClone Systems Incorporated
33 Chubb Way
Branchburg, NJ  08876

For the attention of:  S. Joseph Tarnowski, Ph.D.
Facsimile:  (908) 575-0503

If to LB, to:

Lonza Biologics plc
228 Bath Road
Slough
Berkshire SL1 4DX
England
For the attention of:  Company Secretary
Facsimile: (011) 44 1753 777001

with a copy to:

Lonza Biologics, Inc.
101 International Drive
Portsmouth, New Hampshire 03801-2833

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For the attention of: COO
Facsimile: 001 603 610-5052

or to such other address as either party hereto may hereafter notify the other in accordance with the provisions of this Section 20.5.  All such notices or other communications shall be deemed to have been delivered as follows:

20.5.1.     If delivered personally, at the time of such delivery;

20.5.2.     If sent by registered or certified mail, five (5) business days (Saturdays, Sundays and public holidays excluded) after mailing;

20.5.3.     If sent by facsimile, upon receipt of the transmission confirmation slip showing completion of the transmission;

20.5.4.     If sent by courier service, two (2) days after being dispatched.

20.6.        Headings.  The headings in this Agreement are for convenience of reference only and shall not constitute part of this Agreement.

20.7.        Counterparts.  This Agreement may be executed in several counterparts, each of which is an original but all of which shall constitute one instrument.

20.8.        Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

LONZA BIOLOGICS PLC

By:

Name:

Title:

IMCLONE SYSTEMS INCORPORATED

By:

Name:

Title:

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ATTACHMENT 1

Final Product Specifications

THE FINAL PRODCUT SPECIFICATIONS FOR EACH PRODUCT ARE TO BE AGREED BETWEEN PARTIES PRIOR TO THE COMMENCEMENT OF GMP MANUFACTURE FOR EACH PRODUCT MANUFACTURED.

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ATTACHMENT 2

Tech Transfer

1. It is assumed that the Process to be transferred is fully developed by ImClone and can be transferred directly to the 5000L suite. In the event that it is determined that additional process development work is required to complete scale-up to LB’s facility, all such work shall be agreed in writing between Parties and shall be charged by LB at the rate of $ 175 per man hour.

2. It is agreed and understood that prior to commencing with the production of any GMP Batches that at least one (1) GMP pilot Batch of each Product shall be successfully completed at the 5,000L scale and that such pilot Batch shall conform to all those Specifications that are to be agreed between Parties for the subsequent GMP Batches.  Further, Parties shall agree that the yield of the pilot Batch is within the yield targets defined in section 6.7. In the event that the pilot Batch does not meet the yield estimates, Parties shall investigate the reason and as necessary revise the yield estimate.

3. ImClone shall provide, as reasonably requested by LB, all manufacturing batch records, technical support and such personnel of ImClone necessary to complete the timely and efficient transfer of the Process to LB’s facility.

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